AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON May 16, 2001

REGISTRATION NO.    333-51058

           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                      AMENDMENT 3 TO
                         FORM SB

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      EMAIL MORTGAGE.COM, INC.
(Exact name of registrant as specified in its charter)

  Colorado             6162                     84-1565820
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

        5650 Greenwood Plaza Boulevard, Suite 201,
              Greenwood Village, CO 80111
                   (303) 575-1155
     (Address and telephone number of Registrant's principal executive offices)

                   Dianne VandenBurg
        5650 Greenwood Plaza Boulevard, Suite 201
                Greenwood Village, CO 80111
                     (303) 575-1155
(Name, address, and telephone number of Agent for Service of Process)

                          Copies to:
                     Jody M. Walker, Esq.
                    7841 South Garfield Way
                      Littleton, CO 80122
                         (303) 850-7637
                   (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public:
Effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1993, check the following box
[  ]

                     CALCULATION OF REGISTRATION FEE

Title of Each Class                                                  Amount of
Securities to be            Shares to be   Valuation   Aggregate   Registration
Registered                  Registered     Per Share    Valuation       Fee
Common Shares                 1,000,000       $1.00    $1,000,000      $278

__________________
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  EMAIL MORTGAGE.COM, INC.

                     $1,000,000

                   1,000,000 Common Shares
                 At $1.00 per Common Share

            There is minimum offering amount of
            250,000 common shares or $250,000.

If we do not meet the minimum offering amount by December 31, 2001, we will promptly return all of the funds to investors.

An escrow account has been established at Colorado State Bank.

Email Mortgage brokers through major mortgage banks that have
a complete mortgage product mix.   We provide lender direct
pricing and convenience, plus we give the personal attention and service that you would get from a mortgage broker.


_________________________

This is our initial public offering and no public market
current exists for our securities.   We have not applied to be
listed on any trading market or exchange.

We do not currently have sufficient capital to meet our financial needs for the next twelve months.


An investment in our securities involves high risk. Consider carefully the risk factors beginning on page 8 in the prospectus.



                               Per
                            Common Share          Total

Public Price
     Minimum                  $1.00           $  250,000
     Maximum                  $1.00           $1,000,000
Underwriting
   Commissions
     Minimum                 $ .10            $   25,000
     Maximum                 $ .10            $  100,000
Proceeds to Email Mortgage
  Minimum                     $ .90           $  225,000
  Maximum                     $ .90           $  900,000


_________________________


Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

_________________________


Date:  May 30, 2001

TABLE OF CONTENTS


Summary of the Offering                                          4
Risk Factors                                                     4
   Clarkson Trust will own 67.69% of the common shares
      After the offering
   We have not conducted any significant operations
   We assist in the mortgage process
   We must establish and maintain brand recognition of Email
      Mortgage.com
   We may be liable for any failure to protect customer's
      private information
   You will experience immediate dilution
   We will require additional financing
Forward Looking Statements                                       5
Email Mortgage                                                   6
Use of Proceeds                                                  8
Dilution                                                         9
Management's Discussion and Analysis of Financial Condition
   and Results of Operations                                     9
Determination of Offering Price                                 10
Plan of Distribution                                            10
Management                                                      11
Principal Shareholders                                          12
Indemnification                                                 13
Certain Transactions                                            13
Description of Securities                                       13
Legal Matters                                                   14
Reports                                                         14
Financial Statements                                            15

              SUMMARY OF THE OFFERING

Corporate History   Email Mortgage.com, Inc. was incorporated on March
28, 2000 under the laws of the State of Colorado.

Email Mortgage.com, Inc.'s principal executive and administrative offices are at 5650 Greenwood Plaza Boulevard, Suite 201, Greenwood
Village, Colorado 80111.   These offices consist of 700 square feet
and are leased on a monthly basis at the lease price of $650 per month.

Operations.     We are a direct facilitator to wholesale banks with a
complete mortgage product mix.    We provide lender direct pricing and
convenience by facilitating the mortgage process in matching the borrower with an appropriate wholesale bank, plus we give the personal attention and service that you would get from a mortgage broker.

We are a development stage company. Although we have developed our website, we have never had any significant operations nor have we generated any significant revenue.

Outstanding
   Securities                         2,250,000 common shares

The Offering                          A minimum of 250,000 common
                                      shares up to a maximum of
                                      1,000,000 common shares

Offering termination                  December 31, 2001

Arbitrary Offering Price.   The aggregate offering price and number of
the common shares to be offered were arbitrarily determined by Email
Mortgage.

Plan of Distribution.   Our officers and directors are offering the
common shares on a self-underwritten basis.   If a selected
broker/dealer sells any common shares, standard commissions not to exceed 10% of the offering price will be paid.

Escrow Account   Email Mortgage has established an escrow account at
Colorado State Bank.

Public Market    There is no public market for the common shares.

Use of Proceeds   The proceeds from this offering will be used for
network expansion and marketing, salary costs and working capital.

Email Mortgage will use the net proceeds of the offering over the next twelve months.

No Commitment to purchase Common Shares.   No commitment by anyone
exists to purchase any of the common shares we are offering.


                         RISK FACTORS

	1.   The Clarkson Trust will own 67.69% of the common shares after the
offering.   You will have an extremely minority interest in Email
Mortgage.

	There are currently 2,250,000 common shares outstanding. The Clarkson Trust owns 2,200,000 of those common shares. Assuming we sell all of the common shares, the Clarkson Trust will still own 67.69% of the
common shares.   You will have an extreme minority interest in Email
Mortgage and will not be able to influence the election of directors or other corporate matters.

	2.   We have not conducted any significant operations to date and have
not generated any significant revenues.   You may lose your entire
investment.

Since our incorporation, our activities have been principally devoted to positioning ourselves to achieve our business objectives. We have had no material operating revenue to date and expect to incur losses and administrative expenses until we begin the sales of our products
or we receive revenues from any of our proposed operations.   To date,
we have an operating loss of $20,685 for the period from inception to
October 31, 2000.    If we cannot generate revenues, you may lose your
entire investment.

	3. We assist in the mortgage process. We depend on relationships with wholesale mortgage banks. We do not have binding contracts with any of the mortgage banks. If we cannot maintain these relationships, we will not be profitable and you may lose your entire investment.

	Our website allows us to facilitate the mortgage process, assisting
the whole banks in the information gathering.   We rely on wholesale
mortgage banks to provide the necessary mortgage funds. If we do not maintain our relationships with these wholesale banks, we may not obtain successful operations. We do not have binding contracts with any of the mortgage banks. You may lose your entire investment.

	4.   We do not have a binding contract with Email RealEstate.   We may
not be able to implement our business plan if Email RealEstate breaks its oral agreement. You may lose your entire investment.

	We only have an oral agreement with Email RealEstate.   If Email
RealEstate breaks its agreement, we will have to locate a similar
relationship with another company.   We cannot offer you any assurance
that we will be able to establish an agreement with another company
that will provide leads that produce revenue.   You may lose your
entire investment if we cannot generate revenue.

	5. If we cannot establish and maintain brand recognition of Email mortgage.com, we will not be able to successfully conduct our
operations.   You could lose your entire investment.

	Based on in-house research, we believe that establishing and maintaining the Email mortgage.com brand is a critical aspect of our
efforts to attract and expand our audience.   Our financial condition
and operating results will suffer if we cannot obtain brand
recognition.    Based on in-house research, we believe brand
recognition will become more important due to the growing number of
Internet sites and the relatively low barriers to entry.    If we
cannot establish and maintain brand recognition, our operations will be negatively effected and you could lose your entire investment.

6.   We may be liable for any failure to protect the customers'
private information given on the Internet.   Legal and other related
costs could negatively effect our profitability and you could lose your entire investment.

We will require private information from our customers over the
Internet.   We cannot assure you that we will be success in protecting
that information.   We will incur legal costs and other related costs
in defending ourselves against any liability for the failure to
protect this type of information.   You could lose your entire
investment.

7. You will experience immediate dilution of at least 74% of your investment if we raise the entire offering amount and of at least 94% of your investment if we raise the minimum offering amount.

Immediately after the offering, if we raise the entire amount, the book value per common share will be $.26 or 74% less than the offering
price.   The book value per common share will be $.06 or 94% less than the offering price immediately after the offering, if we raise the minimum offering amount.

8.   We currently have insufficient funds to fund our operations.
You may lose your entire investment if we cannot raise the additional funds and our operations cease.

We do not have sufficient working capital to fund operations.  We need
to successfully complete this offering.   If we cannot raise the
necessary funds, our operations will cease and you may lose your
entire investment.   We do not have any funding arrangements in place
with any third party or affiliates.

Our need for additional financing could further dilute your interest.


                     FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Email Mortgage, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Email Mortgage, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                              EMAIL MORTGAGE

General Corporate History.   Email Mortgage, Inc. was incorporated on
March 28, 2000 under the laws of the State of Colorado.   Email
Mortgage.com, Inc.'s principal executive and administrative offices are at 5650 Greenwood Plaza Boulevard, Suite 201, Greenwood Village,
Colorado 80111.   These offices consist of 700 square feet and are
leased from a non-affiliate on a monthly basis at the lease price of $650 per month.

We also intend to open other offices in locations such as Fort
Collins, Colorado then expanding into the western United States as
well as into markets throughout North America.   We had not devised
any specific plans for these additional offices.   We anticipate that
these branch offices will function as separate and independent agencies, with all communications and processing of the loans conducted by the main office in Denver.

Business Activities.   We are a direct facilitator to wholesale banks
with a complete mortgage product mix.    We provide lender direct
pricing and convenience by facilitating the mortgage process in matching the borrower with an appropriate wholesale bank, plus we give the personal attention and service that you would get from a mortgage broker.

Email Mortgage assists whole mortgage banks in obtaining the necessary information to provide a wide variety of mortgage products including:

   -   conventional loans up to $275,000,
   - loans that allow income and asset sections of loan applications to remain blank, and
   - loans that do not meet the requirements of Fannie Mae, an agency that sets guidelines for loans they will purchase.

Based on in-house research, Email Mortgage will facilitate some of the
best home equity loans available.   Email Mortgage will work with
wholesale banks to provide a line of high loan to value, no income verification, stated income loans available in that we do not verify
the amount of income stated on a loan application.   These no income
verification stated income loans can finance 100% of the value of a home.

Email Mortgage currently has approval to act as a retail agent with MidAmerica Mortgage Corp., Countrywide Home Loans and GB Home
Equities.   We do not have binding contracts with any of these
lenders.  We retain a percentage of the loan.   A published rate sheet
is available daily setting out the daily percentage rate. The rate is based on the current interest rate and ranges from 1/2% to 1 1/4% of
each loan.    We retain this revenue as well as a separately
negotiated origination fee for the mortgage transaction.

We expect to get leads and then generate revenue from our website by placing our link to the website on various realtors' websites by direct link.

We have not generated significant revenues from these activities at
this time.   As volume of business increases, expenses will also
increase as our employees begin to draw salaries. Upon successful completion of the offering, we will enter into written employment agreements with our current officers and key employees yet to be
named.   To date, no specific terms have been negotiated.

Business Strategy.   We will utilize the expertise of our principal
officers to develop lending opportunities.   Each individual will use
his previous business contacts to develop potential opportunities. Additionally, we shall sell our services through our employees and
authorized representatives.   Our management has extensive experience
in the mortgage industry.

We shall equip our offices with a network of personal computers that will allow our staff to access e-mail, the Internet and a collection of applications designed to optimize the productivity of our staff.

We will use high speed modem communications and the most current loan processing software that interfaces directly with the Fannie Mae
System and several credit reporting software companies.

Internet.   We will utilize the Internet as a medium for delivery of
specific content as well as automated interactive functionality, pursuing several major purposes:

   - Provide mortgage professionals with interactive automated tools to improve their efficiency and effectiveness in the processes of mortgage origination, placement, tracking, analysis, and processing.

   - Increase market visibility of pricing and mortgage rates to a wider variety of clients.

   - Provide a wide range of users the most favorable and competitive mortgage rates as well as an efficient mechanism to obtain additional information.

   - We have entered into an oral agreement with E-Mail RealEstate, an affiliated corporation to expand the retail market for real estate and to create a comfortable market environment for buyers, including market research as well as assistance in the accomplishment of the sale. We agreed to pay Email RealEstate beginning January 1, 2001, $20 per month per realtor that has a website on Email RealEstate that includes a hotlink to EmailMortgage.

Through our oral agreement with E-mail RealEstate, we intend to provide substantially increased efficiency to the primary and secondary real estate market participants by:

   -   offering a full range of real estate listings.
   - offering a wide range of information regarding the specific properties.
   -   offering a list of real estate brokers;
   -   real estate broker information.

While maintaining the privacy of the respective institutions, we will track the untapped inventories of the real estate market and present
these inventories to potential buyers.   We will also offer all
pertinent financing information.

Online mortgage brokering is in the development stage on the Internet. The product is well-suited for online distribution, with a high informational content, a lack of differentiation between different producers, a fragmented market, and existing inefficiencies in distribution. Based on our in-house research, the existing lenders have been slow to pick up on the potential of the Internet as a medium and may not have the technological expertise or confidence to exploit the channel even if they do grasp its strategic importance.

WWW.EmailMortgage.com.   Since inception, we have worked on developing
our website.   This website allows realtors to send loan applications
directly to us for approval.   We have enhanced the website to permit
realtors to use the site to:

   -   fill out loan applications for prospective borrowers,
   -   check the status of a previously submitted application and
   -   to interact with us during the loan process.

Marketing Strategy.   We will use hotlinks with different established
websites to display internet banners on the their home web page.
We have already advertised on local television stations and local cable stations. We own our production tapes for these commercials. We will also use other inexpensive advertising such as magazines and
newspapers.     We will commence negotiations with the various
established websites in the near future so that the marketing can commence upon successful completion of this offering.

Competition.   We will compete by price and service.   The prices or
price ranges for our products and service will vary depending on services provided.

The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and we
expect that competition will continue to intensify.   Although we
currently believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. We will compete with many other providers of informational services on the Internet.

In addition, we also compete directly with other information dissemination entities. E-Loan and Quicken Mortgage are companies that offer similar services on the Internet.

Government Regulation.    In Colorado, no licenses are required to
conduct operations in the mortgage industry. As we expand, we may be subject to various state regulations which could require substantial compliance and result in additional costs.


                         USE OF PROCEEDS

Assuming $250,000 or $1,000,000 of the common shares are sold, the net proceeds of the offering will be used as set forth in the following
tables.   We may not raise sufficient capital to expand our
operations.

                            Assuming                            Assuming
                          $250,000 raised        %         $1,000,000 raised          %
Gross proceeds              $  250,000           100.00%          $1,000,000        100.00%
Commissions                     25,000            10.00%             100,000         10.00%
Offering expenses               38,778            15.51%              38,778          3.88%
                            ----------        ----------         -----------      ---------
Net proceeds                $  186,222            74.49%          $  861,222         86.12%

Network expansion and
   Marketing                   100,000            40.00%          $  261,222         23.62%
Salaries                             0             0.00%             100,000         10.00%
Working Capital                 86,222            34.49%             500,000         50.00%

      Total Expended        $  186,222            74.49%          $  861,222         86.12%


We do not currently have sufficient capital to meet our financial needs for the next twelve months. Email Mortgage anticipates that the proceeds from this offering, together with projected cash flow from operations, will be sufficient to meet estimated capital expenditures for the next twelve months. If cash flows do not develop as anticipated, Email Mortgage will be required to try to obtain additional sources of capital, yet to be identified.

The actual allocation of funds will depend on Email Mortgage's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Email Mortgage of the net proceeds of this offering, such proceeds will be invested in short-term, interest-bearing instruments.

                             DILUTION

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the various levels as described below.

$250,000 offering

Offering price                                                                           $1.00
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.06
Pro Forma net tangible book value per common share after offering                        $ .06
                                                                                         ------
Dilution to investors                                                                    $ .94
Dilution as a percent of offering price                                 94%

$1,000,000

Offering price                                                                           $1.00
Net tangible book value per common share before offering              $0.00
Increase per Share attributable to investors                          $0.26
Pro Forma net tangible book value per common share after offering                        $ .26
                                                                                         ------
Dilution to investors                                                                    $ .74
Dilution as a percent of offering price                                 74%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of E-mail Mortgage's common shares and investors in this offering upon conversion.


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS

Trends and Uncertainties. Demand for Email Mortgage's project will be dependent on, among other things, market acceptance of the Email Mortgage.com concept, the quality of its services, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of Email Mortgage's activities will be the receipt of revenues from our services, Email Mortgage's business operations may be adversely affected by Email Mortgage's competitors and prolonged recessionary periods.

Capital and Source of Liquidity. All of the initial working capital has been obtained from the sale of common shares to the current officers, directors and principal shareholder ($2,650) and loans from
a related party of ($59,925).    We do not have the liquidity to fund
our operations and will require additional capital.   We currently
have no working capital and will rely on further loans to continue
operations until completion of the offering.   Email Mortgage requires
these additional loans and proceeds from this offering to expand our
current and strategic business plans.   We do not have any funding
arrangements with any third party or any affiliates, including the Clarkson Trust.

For the year ended March 31, 2001, we received loans from a related party of $59,925 and proceeds from the sale of common stock of $2,650 resulting in net cash provided by financing activities of $62,575.

For the year ended March 31, 2001, we did not pursue any investing activities.

On a long-term basis, liquidity is dependent on continuation and expansion of operation and receipt of revenues, additional infusions
of capital, and debt financing.   Email Mortgage believes that
additional capital and debt financing in the short term will allow Email Mortgage to increase its marketing and sales efforts and thereafter result in increased revenue and greater liquidity in the long term. However, there can be no assurance that Email Mortgage will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.  Since inception, Email Mortgage has not
received any significant revenues from operations.   For the year
ended March 31, 2001, we received loan processing fees of $1,500.   We
had a net loss of $66,606 for the period from inception to March 31,
2001.   Operating expenses were $68,106 and consisted of loan
processing costs of $5,800, professional fees of $13,550, consulting fees of $10,000, web site design expenses, paid by related party of $23,500, rent of $3,450 and other expenses of $11,806.

Plan of Operation.   Email Mortgage is in the development stage and
has not conducted any significant operations to date or received significant operating revenues. Email Mortgage can satisfy our cash requirements in the next twelve months if we can successfully complete
this offering.     We will not need to conduct any research and
development regarding our business plan.

Other than described in the use of proceeds section, we do not expect
to purchase any plant or significant equipment.   If the offering is
successful, we do expect significant changes in the number of employees to conduct operations.

We agreed to pay Email RealEstate, an affiliate, beginning January 1, 2001, $20 per month per realtor that has a website on Email RealEstate
that includes a hotlink to EmailMortgage.   If we do not have
sufficient funds to cover these payment, we may have to use some of the proceeds of this offering or obtain additional financing through debt or equity.

Email Mortgage may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Email
Mortgage's stage of development, many of which are beyond Email
Mortgage's control. These include, but are not limited to, unanticipated problems relating to the development of the system, manufacturing costs, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.


             DETERMINATION OF OFFERING PRICE

The offering price of the common shares were arbitrarily determined by Email Mortgage without any consideration of the actual value of our company or what the market might pay for our stock.


             PLAN OF DISTRIBUTION

Plan of Distribution. The common shares are being offered on a self underwritten basis by officers and directors of Email Mortgage and selected broker/dealers.

The common shares may be offered by selected broker/dealers.
We have not entered into any plans or arrangements with broker/dealers to sell the offering. Selected broker/dealers, if any, will receive the standard industry commission not to exceed 10% of the offering price.

Escrow Account   Email Mortgage has established a non-interest bearing
escrow account at Colorado State Bank.   You will not receive any
interest on your funds if we do not reach the minimum offering amount.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2001.

                        MANAGEMENT

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                                            Position

Dianne VandenBurg, age 41                     President/Director

Gary Rothwell, age 61                    Secretary/Treasurer/Director

John Naschinski, age 39               Chief Technical Officer/Director

Resumes:

Dianne VandenBurg.   Ms. VandenBurg has been president and director of
Email Mortgage since inception.   From 1993 to 1997, Ms. VandenBurg
was the Vice President for the Metrum Community Credit Union.   Her
duties included teller and bookkeeping that included balancing check
books and returning checks.   She also originated and processed loans
for second mortgages, cars, installment loans.   Additionally, her
duties included vice president duties such as managing the credit union when the president was not present.

From 1997 to 2000, Ms. VandenBurg was hired as a manager of Centennial
Banc Share's loan processing department.   Her duties included taking
a loan from origination to funding.   Ms. VandenBurg also administered
Centennial's $5,000,000 warehouse lines of credit.   When Centennial
Banc Share acquired Entrust Mortgage, Ms. VandenBurg joined Entrust as supervisor for the processing center.

Ms. VandenBurg has completed and is certified in different classes in the lending business which include:

   -   FHA Direct Endorsement underwriting classes
   -   Accounting courses
   -   Introduction to business
   -   Rex Johnson lending course

Gary Rothwell.   Mr. Rothwell has been secretary, treasurer and a
director of Email Mortgage since inception.   From 1997 to present,
Mr. Rothwell has been involved in various aspects of the home mortgage
business for over 20 years.   In 1977, he was the president and
founder of G & E builders, Inc., an enterprise focused on the
building, marketing and sale of custom homes.   In 1983 he was issued
a Series 7; general securities, and a Series 24; general securities principals license.

In 1990, he became the sales manager for Yorkshire Real Estate.   His
duties included the hiring and training of real estate agents, advertising, public relations and real estate loan applications, with follow through from origination to closing.

Mr. Rothwell has been the owner of Tiffany Real Estate since 1993. Tiffany Real Estate is a full service real estate company dedicated to providing customers with a complete program to fit their needs when buying a home.

In 1997, Mr. Rothwell began working in the residential mortgage
lending business.   He has worked with lenders such as:

   -   Service Mortgage Corp
   -   Total Mortgage Professionals
   -   Mortgage Processing Services, and
   -   Mortgage 2000

He has been president of Merit Mortgage Corp. since 1997.

John Naschinski.    Mr. Naschinski  has been a director of Email
Mortgage since October 31, 2000.   Mr. Naschinski is president and
chief financial officer of Internet Marketing Consultants, a Colorado
based Internet consulting firm he founded in 1996.   During 1989-1993,
Mr. Naschinski served as Creative Director, Project Coordinator and
Vice President of ECCO, a design firm in Los Angeles.   His clientele
ranged from major national magazines, cosmetic and fragrance manufacturers, apparel manufactures, advertising agencies, major retailers, mall developers, record companies, POP, direct mail, display catalog, major movie and television studios, video and publicity.

Remuneration.  To date, no material compensation has been paid to the
officers of Email Mortgage.   Mr. Naschinski received 5,000 common
shares as partial compensation for his services.    Upon successful
completion of the offering, we will enter into written employment agreements with our current officers and key employees yet to be named.

Employee Incentive Stock Option Plan. The shareholders and the directors, at their organizational meeting, adopted an employee incentive stock option plan pursuant to the regulations of the Internal Revenue Service. The plan provides for a pool of authorized, but unissued common shares to be reserved for issuing to key executives, employees and consultants pursuant to the plan. Up to 1,000,000 options may be granted. The Board of Directors plans to elect a compensation committee to award the options from time to time. Committee members may not be grantees while serving.


                  PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of the common stock of Email Mortgage by each of Email Mortgage's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the Securities indicated.

There are currently 2,250,000 common shares outstanding.

The following tabulates holdings of common shares of Email Mortgage (on a fully diluted basis) by each person who, subject to the above at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Email Mortgage individually and as a group.

                                                Percentage of
                            Number & Class      Common Shares
Name and Address             of Shares          Prior to offering

Dianne VandenBurg              25,000                       1.11%
30954 Highway 24
Simla, CO 80835

Gary Rothwell                 20,000                        .89%
3299 E. Otero Circle
Littleton, CO 80111

John E. Naschinski             5,000                        .22%
4833 Front Street
Unit B
Castle Rock, CO 80104

The Clarkson Trust         2,200,000                      97.78%
5650 Greenwood Plaza Boulevard
Suite 221
Greenwood Village, CO 80111

All Directors & Officers
as a group (3 persons)        50,000                       2.22%

-------------------
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

The trustee of the Clarkson Trust is Jerry Burden, located at 5650 Greenwood Plaza Boulevard, Suite 221, Greenwood Village 80111, a U.S. citizen.

We do not know of any arrangements including any pledge by any personnel that would result in the change and control of Email
Mortgage.


                       INDEMNIFICATION

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the
Securities Act of 1933.   The Colorado Corporation Code allows a
company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Colorado law are met, officers, directors, employees, and agents of Email Mortgage may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Email Mortgage. Email Mortgage has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


                 CERTAIN TRANSACTIONS

Jerry Burden, an individual who controls the Clarkson Trust that owns the majority of our outstanding common stock also controls Advanced Funding, an entity that has advanced funds to us and has paid expenses on our behalf.

During the year ended March 31, 2001, Advanced Funding loaned Email Mortgage $50,450 in cash and paid expenses on behalf of Email Mortgage
of $11,675.   Email Mortgage issued common stock to repay $2,200 of
the cash advanced.   The balance due to Advanced Funding is $59,925
and is not expected to be repaid currently.

During the year ended March 31, 2001, we acquired ownership rights to an Internet website known as "emailmortage.com". We acquired the website from an entity controlled by Jerry Burden who also controls
The Clarkson trust that owns a majority of our common stock.   The
amount of $11,500 paid for the development of the website has been included in loans from related parties at March 31, 2001.

We have entered into an oral agreement with Email RealEstate.   Email
RealEstate is controlled by The Washington Trust. The Washington Trust is controlled by Jerry Burdenm who also controls the majority
shareholder of Email Mortgage.   We agreed to pay Email RealEstate
beginning January 1, 2001, $20 per month per realtor that has a website on Email RealEstate that includes a hotlink to EmailMortgage.


                  DESCRIPTION OF SECURITIES

Email Mortgage is authorized to issue 100,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 2,250,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Email Mortgage are entitled to cast one vote for each share held at all shareholders meetings for all
purposes.   There are no cumulative voting rights.  Upon liquidation
or dissolution, each outstanding common share will be entitled to share equally in the assets of Email Mortgage legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefor. Email Mortgage has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Email Mortgage. Accordingly, future dividends, if any, will depend upon, among other considerations, Email Mortgage's need for working capital and its financial conditions at the time.

Preferred Stock.   Email Mortgage is authorized to issue 10,000,000
shares of preferred stock, par value of $.001.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Email Mortgage, after the amount of the subscription price or par value has been paid in full, shall not be subject to assessment to pay debts of the Company and no paid up stock and no stock issued as fully paid shall ever be accessible or assessed.

Transfer Agent. Corporate Stock Transfer located in Denver,
Colorado acts as the transfer agent for Email Mortgage.


                            LEGAL MATTERS

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Email Mortgage is subject or to which Email Mortgage may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

                              REPORTS

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Email Mortgage.

                             FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Email Mortgage.com, Inc.
(A Development Stage Company)

We have audited the balance sheet of Email Mortgage.com, Inc. as of March 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Email Mortgage.com, Inc. as of March 31, 2001, and the results of its operations and cash flows for the year then, in conformity with generally accepted accounting principles.




                        James E. Scheifley & Associates, P.C.
                           Certified Public Accountants

Dillon, Colorado
April 25, 2001

                   Email Mortgage.com, Inc.
                 (A Development Stage Company)
                         Balance Sheet
                       March 31, 2001
                            ASSETS

                                                                      2001
Current assets:
  Cash                                                          $       969
                                                                 ----------
      Total current assets                                              969


                                                                 ----------
                                                                $       969

                     STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                                 $       -
                                                                 ----------
                                                                        -

Loans from related parties                                           59,925

Commitments and contingencies (Note 3)

Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                                -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,250,000
  shares issued and outstanding                                       2,250
 Additional paid in capital                                           5,400
 (Deficit) accumulated during
  development stage                                                 (66,606)
                                                                 ----------
                                                                    (58,956)
                                                                 ----------
                                                                $       969


       See accompanying notes to financial statements.

                    Email Mortgage.com, Inc.
                 (A Development Stage Company)
                    Statement of Operations
                       For The Year Ended

                                                              March 31,
                                                                 2001
Revenue:
 Loan processing fees                                         $    1,500

Operating expenses:
  Loan processing costs                                            5,800
  Professional fees                                               13,550
  Consulting fees                                                 10,000
  Web site expenses, paid by related party                        23,500
  Rent                                                             3,450
  Other expenses                                                  11,806
                                                                --------
                                                                  68,106
                                                                --------
(Loss from operations) and net (loss)                          $ (66,606)


Per share information:
 Basic and diluted (loss) per common share                     $   (0.03)

 Weighted average shares outstanding                           2,225,000



        See accompanying notes to financial statements.

          Email Mortgage.com, Inc.
        (A Development Stage Company)
Statement of Changes in Stockholders' Equity
         For the Year Ended March 31, 2001

                                                                                               Deficit
                                                                           Additional        Accumulated
                                                  Common  Stock             Paid-in        During Develop-
                  ACTIVITY                     Shares         Amount         Capital          ment Stage          Total
Shares issued for cash
  May 2000 @ $.001                              2,200,000       $     2,200     $      -         $     -          $   2,200
  October 2000 @.10                                45,000                45              405                            450

Shares issued for services
   October 2000 @ $1.00                             5,000                 5            4,995            -             5,000

Net (loss) for the period
 ended March 31, 2001                                   -                 -                -         (66,606)       (66,606)
                                                ---------        ----------        ---------       ---------        -------

Balance, March 31, 2001                         2,250,000       $     2,250       $    5,400       $ (66,606)      $(58,956)



See accompanying notes to financial statements.

                       Email Mortgage.com, Inc.
                     (A Development Stage Company)
                        Statement of Cash Flows
                         For The Year Ended

                                                              March 31,
                                                                 2001
Net income (loss)                                           $     (66,606)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Services provided for common stock                               5,000
                                                             ------------
  Total adjustments                                                 5,000
                                                             ------------
  Net cash provided by (used in)
   operating activities                                           (61,606)

Cash flows from financing activities:
   Common stock sold for cash                                       2,650
   Loans from related party                                        59,925
                                                             ------------
  Net cash provided by (used in)
   financing activities                                            62,575
                                                             ------------
Increase (decrease) in cash                                           969
Cash and cash equivalents,
 beginning of period                                                 -
              -                                               -----------
Cash and cash equivalents,
 end of period                                               $        969



           See accompanying notes to financial statements.

                   Email Mortgage.com, Inc.
                (A Development Stage Company)
                   Statement of Cash Flows
                     For The Year Ended

                                                              March 31,
                                                                 2001
Supplemental cash flow information:
   Cash paid for interest                                      $       -
   Cash paid for income taxes                                  $       -

Email Mortgage.com, Inc.
Notes to Financial Statements
March 31, 2001


Note 1. Organization and Summary of Significant Accounting Policies.

The Company was incorporated in Colorado on March 28, 2000 and began operations on May 25, 2000. The Company's activities to date have been limited to organization and capital formation. The Company plans to engage in the residential mortgage business via the use of an internet website. The Company has chosen October 31st as the end of its fiscal year.

Revenue Recognition:
Revenue is recognized at the time the service is performed.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Intangible Assets and Long Lived Assets:
The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the period ended March 31, 2001.

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock based compensation paid by the Company during the period ended March 31, 2001 is disclosed in Note 3.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in its one planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred.
The Company adopted the statement upon its inception and has charged to expense $11,500 of web site development costs.

Note 2.  Stockholders' Equity.

During May 2000, the Company issued 2,200,000 shares of it's restricted common stock to an entity controlled by an individual who also controls an entity that has made cash and other advances to the Company. The shares were valued at $.001 per share for an aggregate of $2,200 and this amount has reduced the amount due the entity for cash advances.

During October 2000, the Company issued 5,000 to a consultant for services provided to the Company. The fair value of the shares issued for the services amounted to $1.00 per share and such value is consistent with the proposed offering price for Company's initial public offering.

During October 2000, the Company issued an aggregate of 45,000 shares of its common stock to two individuals who are officers of the Company aggregating $450 in private sale transactions. The shares were sold at a price of $.01 per share.


Note 3. Commitments and contingencies

The Company leases its office facility on a month to month basis.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

The Company has entered into an oral agreement with E-Mail Real Estate.com, Inc. (Real Estate), an affiliated corporation, whereby it will pay, beginning January 1, 2001, $20 per month per realtor that has a website included in Real Estate's operations that includes a hotlink to the Company's website. The Company has not incurred any liability in connection with the oral agreement as of March 31, 2001.


Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

The Company has not provided for income taxes during the year ended March 31, 2001 as a result of an operating loss. The Company has a net operating loss carryforward at March 31, 2001 of approximately $66,600 which will expire if unused in 2021. The Company has fully reserved the deferred tax asset (approximately $22,600) that would arise from the loss carryforward since the Company cannot predict a level of operations that would assure the utilization of the loss in future periods.

Note 5. Related Party Transactions

An individual who controls the entity that owns the majority of the Company's outstanding common stock also controls an entity that has advanced funds to the Company and has paid expenses in behalf of the Company.

During the year ended March 31, 2001, the entity advanced $50,450 in cash to the Company and paid expenses in behalf of the Company aggregating $11,675. As discussed in Note 2, the Company issued common stock to repay $2,200 of the cash advanced. The balance due to the entity at March 31, 2001 amounted to $59,925. This amount is not expected to be repaid currently.

During the year ended March 31, 2001, the Company acquired ownership rights to an Internet website known as "emailmortgage.com". The Company acquired the website from an entity controlled by an individual who also controls another entity that owns a majority of the Company's common stock. The amount paid for the development of the website by the seller ($11,500) has been included in loans from related parties at March 31, 2001. The Company has charged the website cost to start up expenses during the current year.

                            PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

The Colorado Corporation Code grants to Email Mortgage the power to indemnify the officers and directors of Email Mortgage, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Email Mortgage and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Email Mortgage shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Email Mortgage, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Email Mortgage or is or was serving at the request of Email Mortgage as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Email Mortgage and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Email Mortgage and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Email Mortgage shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Email Mortgage to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Email Mortgage or is or was serving at the request of Email Mortgage as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Email Mortgage; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Email Mortgage unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Email Mortgage has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Email Mortgage only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Email Mortgage in advance of the final disposition of such action, suit, or proceeding as authorized in this Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Email Mortgage as authorized in this
Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Email Mortgage or who is or was serving at the request of Email Mortgage as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Email Mortgage would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25.  Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  278.00
Printing expenses                      5,000.00
Accounting fees and expenses           5,000.00
Legal fees and expenses               20,000.00
State securities law fees
   and expenses                        5,000.00
Stock Transfer Escrow Agent Fees       1,500.00
Miscellaneous expenses                 2,000.00
                                      ---------
Total                                 38,778.00
                                      =========

Item 26.  Recent Sales of Unregistered Securities

Since inception, Email Mortgage issued 2,200,000 common shares for consideration of $.001 per common share to:

The Clarkson Trust     2,200,000 common shares

Current officers paid cash of $.01 per common share

Dianne VandenBurg          25,000 common shares
Gary Rothwell             20,000 common shares
John Naschinski            5,000 common shares

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.


Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation dated
                     March 28, 2000 incorporated by reference
                     to Form SB-2
(3.1)             Bylaws incorporated by reference
                     to Form SB-2
(4)               Specimen certificate for common stock incorporated
                     by reference to Form SB-2


(5) Consent and Opinion of Jody M. Walker regarding legality of securities registered under this Registration Statement and to the references to such attorney in the prospectus filed as part of this Registration Statement
(6)               Not Applicable
 (7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Not Applicable
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of James E. Scheifley & Associates, Inc.,
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase
and the terms of any later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospectus, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado, as of the 27th day of April, 2001.

Email Mortgage.com, Inc.


By  /s/ Dianne VandenBurg
    ------------------------
    Dianne VandenBurg
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated and each of the undersigned persons, in any capacity, hereby severally constitutes a majority of the Board of Directors.

Signature                          Title                    Date
---------                         ------                    -----
/s/ Dianne VandenBurg
----------------------     President and Director  April 27, 2001
Dianne VandenBurg

/s/ Gary Rothwell
----------------------    Secretary/Treasurer      April 27, 2001
Gary Rothwell                   Director

/s/ John Naschinski      Chief Technical Officer
---------------                 Director           April 27, 2001